Exhibit 10.1
NON-U.S. SHARE PRIVATE PLACEMENT
SUBSCRIPTION AGREEMENT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE LAWS OF ANY STATE, AND ARE BEING ISSUED IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE ACT.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE U.S. OR TO U.S. PERSONS IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION. BY SUBSCRIBING TO THIS OFFER YOU ARE WARRANTING THAT YOU ARE NOT A U.S. RESIDENT OR OTHERWISE SUBJECT TO THE JURISDICTION OF THE U.S.

To:	GLOBALPAYNET HOLDINGS INC.
(hereinafter referred to as the “Company”), with an address for notice and delivery located at Columbia Tower, 701 Fifth Ave. Suite 4200, Seattle WA 98104 USA.

The Company is offering, on a private placement basis, common shares of its own issue (each being a “Share”) to eligible investors (each such an investor who subscribes to this issue by this document is hereinafter referred to as the “Subscriber”) at a subscription price of U.S. $0.45 per Share.  The Company offers, and the Subscriber accepts, the Shares on the terms and conditions as set forth in this subscription agreement (the “Agreement”).

Article 1
SUBSCRIPTION FOR SHARES AND CONDITIONS OF SUBSCRIPTION

1.1            Subscription for Shares.   Based upon the terms and representations of this Agreement given by each party to the other, the Subscriber hereby irrevocably subscribes for and agrees to purchase 1,000,000 (one million) Shares of the Company, at a subscription price of US$ 0.45 per Share (Fourty Five US Cents per Share), for aggregate consideration of U.S. $450,000 (Four Hundred and Fifty Thousand US Dollars) (the “Subscription Price”).

1.2            Method of Subscription.   Subscription for Shares shall be made by:

(I) delivering to the Company, at GlobalPayNet Holdings Inc., Columbia Tower, 701 Fifth Ave. Suite 4200, Seattle WA 98104 USA, an originally executed copy of this Agreement (Note – please fill in the above section 1.1 and fully complete the execution page at the end of this Agreement), and

(II) payment for the Subscription Price in the following manner:

(i)	by delivery of a bank draft or cashier’s cheque with the completed Subscription Agreement for the exact Subscription Price for the Shares; or

(ii)	by wire transfer to the Company wire instructions at time of transaction closing

Should the Subscriber’s subscription and/or payment be submitted to the solicitors for the Issuer, in trust or otherwise (as above in respect to the wire transfer), then the Subscriber agrees that the solicitors shall have no accountability to the Subscriber whatsoever, and acknowledges that the solicitors are merely recipients for the Issuer and have no solicitor’s obligations of any nature to the Subscriber.  The Subscriber agrees that submission of the payment to the solicitors in trust is to be deposited into the trust account of the Company and shall be the property of the Company at that point. The only duty the solicitors shall have to the Subscriber is to deliver the subscription agreement (as delivered) and the subscription monies to the Issuer, all solely at the Issuer’s instruction, and the solicitors shall require no further instruction from the Subscriber in order to deliver the same to the Issuer.  Under no circumstances shall the Company’s solicitors be considered to be giving legal or other advice or services to the Subscriber and no communication between the Subscriber and such solicitors shall be considered advice (at the most only administrative subscription assistance on behalf of the Company) but the Subscriber shall rely solely and exclusively on his own judgement and the advice of his own counsel.

1.3            Acceptance of subscription or return of Subscription Price by the Company.   The Subscriber acknowledges that the Company will be accepting subscriptions for Shares on a first come, first serve, basis.  The Company, upon acceptance by its Board of all or part of this subscription Agreement (the “Acceptance”), hereby agrees to issue the accepted number of Shares, as fully paid and non-assessable, and as consideration for the Subscriber’s subscription, and to refund any excess subscription monies of the Subscription Price or any non-accepted portion of this subscription Agreement..

1.4            Subscriber’s eligibility for subscription.   The Subscriber acknowledges and warrants (and has made diligent inquiries to so determine or has the sophistication and knowledge to know his status without concern of error), on which the Company relies, that the Subscriber is purchasing the Shares on a private basis and without infraction of or impedance by his domicile laws due to one or more of the following:

(a)	is an eligible investor under the laws of the Subscriber’s domicile by virtue of the Subscriber’s wealth, income and investment knowledge and capacity; or

(b)	is subscribing for a value in Shares constituting an exempt investment under the laws of the Subscriber’s domicile; or

(c)	is an eligible investor under the Subscriber’s domicile laws.

Article 2
RISKS OF SUBSCRIPTION

2.1            Risks of subscription.   The Subscriber acknowledges that no party independent of the Company has made or will make any opinion or representations on the merits or risks of an investment in any of the Securities unless sought out by the Subscriber; which the Subscriber is encouraged to do.  The Subscriber is aware that the investment is a speculative and risky investment and the Subscriber warrants that he could tolerate the full loss of the investment without significant or material impact on his financial condition and the Subscriber waives all claim or liability of the Company for any loss in value of the investment.

Article 3
INVESTMENT SUBSCRIPTION TERMS, CORPORATE DISCLOSURE AND GENERAL SUBSCRIBER ACKNOWLEDGEMENTS AND WARRANTIES

3.1            Use of funds and Management Discretion.   The Subscriber agrees that the Subscription Price funds to be raised from the Shares are to be employed for the business of the Company in accordance with management’s discretion as to the best use of the same for the Company’s business plans.  The Company reserves the right at any time to alter its business plans in accordance with management’s appreciation of the market for the goods and services of the Company.  The Subscriber acknowledges that payment of the Subscription Price will not be held in trust pending Closing and may be used by the Company in its sole discretion and, until the Securities are issued and delivered, will constitute an interest free loan to the Company.

3.2            Release of Liability and Indemnity.   The Subscriber agrees that, in consideration, in part, of the Company’s within Acceptance of this subscription, the Subscriber does hereby release, remise and forever discharge each of the Company and its respective subsidiaries, directors, officers, employees, attorneys, agents, executors, administrators, successors and assigns, of and from all manner of action and causes of action, suits, debts, dues, accounts, bonds, covenants, trusts, contracts, claims, damages and demands, whether known or unknown, suspected or unsuspected and whether at law or in equity, which against either of the Company and/or any of its respective subsidiaries, directors, officers, employees, attorneys, agents, executors, administrators, successors and assigns, the Subscriber ever had, now has, or which any of the Subscriber’s respective successors or assigns, or any of them hereafter can, shall or may have by reason of any matter arising from the within subscription (collectively, the “Release”) except only for gross negligence or fraud (and the latter shall constitute only objective wilfull intent or act of objective material wrongdoing.  The Subscriber shall hold harmless and indemnify the Company from and against, and shall compensate and reimburse the same for, any loss, damage, claim, liability, fee (including reasonable attorneys’ fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by the Company, or to which the Company becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to, any inaccuracy in or breach of any representation, warranty, covenant or obligation of the Subscriber contained in this Agreement.  This Release is irrevocable and will not terminate in any circumstances.

3.3            The Subscriber’s representations, warranties and understandings.   The Subscriber acknowledges, represents and warrants to the Company and understands that:

(a)
Not a U.S. Person:   The Subscriber: (i) is not a U.S. Person (as defined in Rule 902 of Regulation S (“Regulation S”) under the United States Securities Act of 1933 (the “U.S. Act”), which definition includes, but is not limited to, any natural person resident in the United States, any corporation or partnership incorporated or organized under the laws of the United States or any estate or trust of which any executor, administrator or trustee is a U.S. Person; (ii) is not purchasing any of the Shares for the account or benefit of any U.S. Person or for offering, resale or delivery for the account or benefit of any U.S. Person or for the account of any person in any jurisdiction other than the jurisdiction set out in the name and address of the Subscriber set forth hereinbelow; and (iii) was not offered any Shares in the United States and was outside the United States at the time of execution and delivery of this Agreement;

(b)
No registration and sales under Regulation S:   The Subscriber acknowledges that the Shares have not been registered under the U.S. Act and the Company has no obligation or present intention of filing a registration statement under the U.S. Act in respect of the Securities.  The Subscriber agrees to resell the Securities only in accordance with the provisions of Regulation S, pursuant to a registration under the U.S. Act or pursuant to an available exemption from such registration, and that hedging transactions involving the Securities may not be conducted unless in compliance with the U.S. Act.  The Subscriber understands that any certificate representing the Securities will bear a legend setting forth the foregoing restrictions.  The Subscriber understands that the Securities are restricted within the meaning of “Rule 144” promulgated under the U.S. Act; that the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of purchase and payment of the Securities by the Subscriber, and even then will not be available unless (i) a public trading market then exists for the common stock of the Company, (ii) adequate information concerning the Company is then available to the public and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Securities may be made by the Subscriber only in limited amounts in accordance with such terms and conditions;

(c)
No U.S. beneficial interest:   No U.S. Person, either directly or indirectly, has any beneficial interest in any of the Securities acquired by Subscriber hereunder, nor does the Subscriber have any agreement or understanding (written or oral) with any U.S. Person respecting:

(i)	the transfer or any assignment of any rights or interest in any of the Securities;

(ii)	the division of profits, losses, fees, commissions or any financial stake in connection with this subscription; or

(iii)	the voting of the Securities;

(d)	Experience: The Subscriber has the requisite knowledge and experience in financial and business matters for properly evaluating the risks of an investment in the Company;

(e)
Adequacy of information:   the Subscriber has been given the opportSharey to ask questions of, and to receive answers from, the Company concerning the terms and conditions of the offering and the Subscriber has received all information regarding the Company reasonably requested by the Subscriber in order to evaluate an investment in the Company;

(f)
Independent investigation:   In making a decision to invest in the Company the Subscriber has relied solely upon independent investigations made by the Subscriber, and the particular tax consequences arising from an investment in the Company will depend upon the Subscriber’s individual circumstances;

(g)
Principal:   the Subscriber is purchasing the Shares as principal for the Subscriber’s own account and not for the benefit of any other person, except as otherwise stated herein, and not with a view to the resale or distribution of all or any of the Securities;

(h)
Decision to purchase:   the decision of the Subscriber to enter into this Agreement and to purchase Shares pursuant hereto has been based only on the representations of this Agreement and any collateral business plan or offering memorandum provided herewith or based upon the Subscriber’s relationship with a director and/or senior officer of the Company.  It is not made on other information relating to the Company and not upon any oral representation as to fact or otherwise made by or on behalf of the Company or any other person.  The Subscriber agrees that the Company assumes no responsibility or liability of any nature whatsoever for the accuracy, adequacy or completeness of any business plan information which has been created based upon the Company’s management experience.  In particular, and without limiting the generality of the foregoing, the decision to subscribe for Shares has not been influenced by:

(i)	newspaper, magazine or other media articles or reports related to the Company or its business;

(ii)	promotional literature or other materials used by the Company for sales or marketing purposes; or

(iii)
any representations, oral or otherwise, that the Company will become a listed company, that any of the Securities will be repurchased or have any guaranteed future realizable value or that there is any certainty as to the success of the Company or the liquidity or value of any of the Securities;

(j)
Advertisements:   the Subscriber acknowledges that the Subscriber has not purchased Securities as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(k)
Information not received:   the Subscriber has not received, nor has the Subscriber requested, nor does the Subscriber have any need to receive, any offering memorandum or any other document (other than financial statements or any other document the content of which is prescribed by statute or regulation) describing the business and affairs of the Company which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision in respect of the Shares, and the Subscriber has not become aware of any advertisement in printed media of general and regular paid circulation, radio or television with respect to the distribution of the Shares;

(l)
Economic risk:   The Subscriber has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the Subscriber’s investment in and to any of the Securities, and the Subscriber is able to bear the economic risk of a total loss of the Subscriber’s investment in and to any of the Securities.  The Subscriber understands that an investment in any of the Securities is a speculative investment and that there is no guarantee of success of the Company’s management’s plans.  Management’s plans are an effort to apply present knowledge and experience to project a future course of action which is hoped will result in financial success employing the Company’s assets and with the present level of management’s skills and of those whom the Company will need to attract (which cannot be assured).  Additionally, all plans are capable of being frustrated by new or unrecognized or unappreciated present or future circumstances which can typically not be accurately, or at all, predicted;

(m)
Status of the subscriber in the U.K.:   if the Subscriber is a resident of the United Kingdom, it: (i) is either a United Kingdom “business investor” (a company which has, or whose parent company has, at least £5,000,000 in net assets or paid up share capital or £250,000 if it or its parent company has over 20 members) or a United Kingdom “authorized person” or “exempted person” within the meaning of the Financial Services Act, 1986 of the United Kingdom; (ii) has read and understood the contents of this subscription Agreement and agrees to be legally bound thereby; (iii) has not received any “application form” within the meaning of applicable securities legislation; (iv) has not received, is not aware of and has not relied on any “investment advertisement” within the meaning of the Financial Services Act, 1986 of the United Kingdom; and (v) its ordinary business is the buying or selling of shares;

(n)	Representations as to resale: no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase any of the Securities;

(ii)	that any person will refund the purchase of any of the Securities;

(iii)	as to the future price or value of any of the Securities; or

(iv)
that any of the Securities will be listed and posted for trading on any stock exchange, over-the-counter or bulletin board market, or that application has been made to list and post any of the Securities for trading on any stock exchange, over-the-counter or bulletin board market; and

(o)
Reports and undertakings:   if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute and otherwise assist the Company in filing such reports, undertakings and other documents as may be reasonably required with respect to the issue of the Securities;

(p)
Resale restrictions:   The Subscriber has been independently advised as to the applicable hold period imposed in respect of the Securities by securities legislation in the jurisdiction in which the Subscriber’s resides and confirms that no representation has been made respecting the applicable hold periods for the Securities and is aware of the risks and other characteristics of the Securities and of the fact that the Subscriber may not be able to resell the Securities except in accordance with the applicable securities legislation and regulatory policy.  In this regard the Subscriber agrees that if the Subscriber decides to offer, sell or otherwise transfer any of the Securities the Subscriber will not offer, sell or otherwise transfer any of such Securities, directly or indirectly, in the U.S. or to U.S. residents unless:

(i)	the sale is to the Company; or

(ii)	the sale is made outside the United States in compliance with the requirements of Rule 904 of Regulation S under the U.S. Act and in compliance with applicable state securities laws; or

(iii)
the sale is made pursuant to an exemption from registration under the U.S. Act provided by Rule 144 thereunder and as set forth in Article “4” hereinbelow, if applicable, and in compliance with applicable state securities laws; or

(iv)	with the prior written consent of the Company, the sale is made pursuant to another applicable exemption from registration under the U.S. Act and in compliance with applicable state securities laws;

(q)
No prospectus filing:   The Subscriber acknowledges that this is an offering made on a private basis without a prospectus and that no federal, state, provincial or other agency has made any finding or determination as to the merits of the investment nor made any recommendation or endorsement of the Shares, and that:

(i)	the Subscriber may be or is restricted from using most of the civil remedies available under applicable securities legislation; and

(ii)	in addition to releases contained in this Agreement, the Company is relieved from certain obligations that would otherwise apply under applicable securities legislation;

(r)
Further financings:   The Company may engage in other financings of any nature and issue further offers which may bear higher or lower prices (as determined by the Company in accordance with its appreciation of market conditions).  The Company may, and will, acquire debt and/or equity financings in the future required or advisable in the course of the Company’s business development;

(s)	Withdrawal or revocation: This Agreement is given for valuable consideration and shall not be withdrawn or revoked by the Subscriber once tendered to the Company with the Subscription Price;

(t)
Agreement to be bound:   The Subscriber hereby specifically agrees to be bound by the terms of this Agreement as to all particulars hereof and hereby reaffirms the acknowledgments, representations and powers as set forth in this Agreement;

(u)
Reliance on Subscriber’s representations:   The Subscriber understands that the Company will rely on the acknowledgments, representations and covenants of the Subscriber contained herein in determining whether a sale of the Shares to the Subscriber is in compliance with applicable securities laws.  The Subscriber warrants that all acknowledgments, representations and covenants are true and accurate; and

(v)
Waiver of pre-emptive rights:   The Subscriber hereby grants, conveys and vests unto the President of the Company, or unto such other nominee or nominees of the President of the Company as the President of the Company may determine from time to time, in the President’s sole and absolute discretion, as the Subscriber’s power of attorney solely for the purpose of waiving any prior or pre-emptive rights which the Subscriber may have to further issues of equity by the Company under applicable corporate and securities laws.

(w)	Age of majority: The Subscriber, if an individual, has attained the age of majority and is legally competent to execute this Agreement and to take all actions required pursuant hereto;

(x)
Authorization and formation of Subscriber:   The Subscriber, if a corporation, partnership, trust or other form of business entity, is authorized and otherwise duly qualified to purchase and hold the Securities, and such entity has not been formed for the specific purpose of acquiring Securities in this issue.  If the Subscriber is one of the aforementioned entities it hereby agrees that, upon request of the Company, it will supply the Company with any additional written information that may be requested by the Company.  In addition, the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms of and provisions of any law applicable to, or the constating documents, if a corporation, of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber may be bound;

(y)	Legal obligation: This Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber;

(z)
Compliance with applicable laws:   The Subscriber knows of no reason (and is sufficiently knowledgeable to determine the same or has sought legal advice) why the delivery of this Agreement, the acceptance of it by the Company and the issuance of the Securities to the Subscriber will not comply with all applicable laws of the Subscriber’s jurisdiction of residence or domicile, and all other applicable laws, and the Subscriber has no reason to believe that the Subscriber’s subscription hereby will cause the Company to become subject to or required to comply with any disclosure, prospectus or reporting requirements or to be subject to any civil or regulatory review or proceeding.  In addition, the Subscriber will comply with all applicable securities laws and will assist the Company in all reasonable manner to comply with all applicable securities laws;

(aa)
Encumbrance or transfer of Securities:   The Subscriber will not sell, assign, gift, pledge or encumber in any manner whatsoever any of the Securities herein subscribed for except in accordance with applicable securities legislation and this Agreement; and

(ab)
Regulation S:   the Subscriber further represents and warrants that the Subscriber was not specifically formed to acquire any of the Shares subscribed for in this Agreement in violation of the provisions of Regulation S.

3.4            Change in Subscriber’s representations and warranties.   All of the information set forth in this Agreement with respect to the Subscriber and including, without limitation, the acknowledgements, representations and warranties set forth hereinabove, is correct and complete as of the date hereof and, if there should be any material change in such information prior to the acceptance of this subscription Agreement by the Company, the Subscriber will immediately furnish the revised or corrected information to the Company.

Article 4
RESTRICTED SECURITIES

4.1            No registration.   The Subscriber acknowledges and understands that neither the sale of the Shares which the Subscriber is acquiring nor any of the Shares themselves have been registered under the U.S. Act or any state securities laws, and, furthermore, that the Securities must be held indefinitely unless subsequently registered under the U.S. Act or an exemption from such registration is available.

4.2            Legending of the Securities.   The Subscriber also acknowledges and understands that the certificates representing the Securities will be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner:

“The transfer of the securities represented by this certificate is prohibited except in accordance with the provisions of Regulation S promulgated under the United States Securities Act of 1933, as amended (the “U.S. Act”), pursuant to registration under the Act or pursuant to an available exemption from registration.  In addition, hedging transactions involving such securities may not be conducted unless in compliance with the U.S. Act.”.

The Subscriber hereby consents to the Company making a notation on its records or giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer set forth and described hereinabove.

4.3            Disposition under Rule 144.   The Subscriber also acknowledges and understands that:

(a)	the Securities are restricted securities within the meaning of Rule 144 promulgated under the U.S. Act;

(b)
the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of purchase and payment of the Shares by the Subscriber, and even then will not be available unless (i) a public trading market then exists for the common stock of the Company, (ii) adequate information concerning the Company is then available to the public and (iii) other terms and conditions of Rule 144 are complied with; and

(c)	any sale of the Securities may be made by the Subscriber only in limited amounts in accordance with such terms and conditions.

4.4            Further restrictions on disposition.   The Subscriber further acknowledges and understands that, without in anyway limiting the acknowledgements and understandings as set forth hereinabove, the Subscriber agrees that the Subscriber shall in no event make any disposition of all or any portion of the Securities which the Subscriber is acquiring hereunder unless and until:

(a)	there is then in effect a “Registration Statement” under the U.S. Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

(b)
(i) the Subscriber shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (ii) the Subscriber shall have furnished the Company with an opinion of the Subscriber’s own counsel to the effect that such disposition will not require registration of any such Securities under the U.S. Act and (iii) such opinion of the Subscriber’s counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Subscriber of such concurrence.

Article 5
COMPANY REPRESENTATIONS AND WARRANTIES

5.1            Representations and warranties of the Company.   The Company acknowledges, represents and warrants to and with the Subscriber that:

(a)	Standing: the Company is a valid and subsisting corporation duly incorporated and in good standing under the laws of the jurisdiction in which it is incorporated, continued or amalgamated;

(b)	Business: the Company is duly registered and licensed to carry on business in the jurisdictions in which it carries on business or owns property where so required by the laws of that jurisdiction;

(c)	Reservation of Shares: the Company will reserve or set aside sufficient shares in its treasury to issue to the Subscriber the Shares if the Company accepts all or any part of the within subscription;

(d)
Compliance with securities legislation:   the Company has complied and will comply fully with the requirements of all applicable corporate and securities laws and administrative policies and directions in relation to the issue and trading of its securities and in all matters relating to the within subscription;

(e)
Compliance with corporate materials:   the issue and sale of the Shares by the Company does not and will not conflict with, and does not and will not result in a breach of, any of the terms of the Company’s incorporating documents or any agreement or instrument to which the Company is a party;

(f)
Corporate authority:   this Agreement has been or will be, when accepted, duly authorized by all necessary corporate action on the part of the Company, and the Company has full corporate power and authority to undertake the within subscription for Shares; and

(g)
Restrictions on securities:   no order ceasing, halting or suspending trading in securities of the Company or prohibiting the sale of such securities has been issued to and is outstanding against the Company or any of its directors, officers or promoters or against any other companies that have common directors, officers or promoters, and no investigations or proceedings for such purposes are pending or threatened.

Article 6
GENERAL PROVISIONS

6.1            Address for delivery.   Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by delivery (electronic or otherwise) or prepaid registered mail deposited in a post office addressed to the Subscriber or the Company at the address specified in this Agreement.  The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the fifth day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.  Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

6.2            Severability and construction.  Each Article, section, sub-section, paragraph, sub-paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

6.3 Gender and number.   This Agreement is to be read with all changes in gender or number as required by the context.

6.4 Time of the essence.   Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

6.5            Governing law.  This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, Canada, and the federal laws of Canada applicable therein.  Any dispute regarding matters as between the Subscriber and the Company, whether as a subscriber or shareholder and whether arising under this Agreement or pursuant to shareholder rights pursuant to the constating documents of the Company or applicable law, shall be adjudicated in the Courts State of Nevada USA, unless the Company shall permit otherwise.

6.6 Representation and costs.   It is hereby acknowledged by each of the parties hereto that the escrow agent, acts solely for the Company, and, correspondingly, that the Subscriber has been required by the Company to obtain independent legal advice with respect to its review and execution of this Agreement.  In addition, it is hereby further acknowledged and agreed by the parties hereto that the escrow agent and certain or all of its principal owners or associates, from time to time, may have both an economic or shareholding interest in and to the Company and/or a fiduciary duty to the same arising from either a directorship, officership or similar relationship arising out of the request of the Company for certain of such persons to act in a similar capacity while acting for the Company as counsel.  Each party to this Agreement will also bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Quick Law Group PC, shall be at the cost of the Company.

6.7            Survival of representations and warranties.   The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

6.8            Counterparts.   This Agreement may be signed by the parties hereto in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the execution date as set forth in this Agreement.  This Agreement may also be executed and exchanged by facsimile and such facsimile copies shall be valid and enforceable agreements.

6.9            Entire Agreement and amendments.   This Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings.  There are no collateral agreements or understandings hereto and this Agreement, and the documents contemplated herein, constitutes the totality of the parties’ agreement.  This Agreement may be amended or modified in any respect by written instrument only.

6.10          Successors and assigns.   The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Subscriber, the Company and their respective successors and lawfully permitted assigns; provided that, except as herein provided, this Agreement shall not be assignable by any party without the written consent of the other.  The benefit and obligations of this Agreement, insofar as they extend to or affect the Subscriber, shall pass with any assignment or transfer of any of the Securities in accordance with the terms of this Agreement.

6.11          Effective date.  This Agreement shall take effect upon the date of Acceptance by the Company.

IN WITNESS WHEREOF the Parties hereto have hereunto set their respective hands and seals in the presence of their duly authorized signatories effective as at the date first above written.

SUBSCRIBER STATEMENT – I am a sophisticated investor, I have sought such independent counsel as I consider necessary and I have read this Agreement carefully and accept, agree and acknowledge the representations and terms thereof in full and without exception and agree that this Agreement constitutes the entire agreement between us and there are no collateral representations or agreements.

Subscription by Subscriber:

Dated at Lugano, Switzerland, on this 18th day of  August , 2010.

Henry Edvard Sjöman
Name of Subscriber - please print		Via Cortivo 22 C, 6976 Castagnola, Switzerland
Subscriber’s Address

By:	Henry Edvard Sjöman	Individual
Official Capacity or Title - please print

_____________________________________		+358 40 7031930
Authorized Signature		Telephone Number

Acceptance by the Company:

GLOBALPAYNET HOLDINGS INC. hereby accepts the above subscription by the Subscriber on this 12th day of AUGUST_, 2010.  SHARE CERTIFICATE WILL BE SENT VIA EXPRESS REGISTERED COURRIER AS SOON AS FUNDS HAVE CLEARED THE ACCOUNTS OF GLOBUS PAYMENTS LTD. (GLOBALPAYNET HOLDINGS INC.’S WHOLLY OWNED SUBSIDIARY IN CANADA).

GLOBALPAYNET HOLDINGS INC.

___________________________________
Authorized Signatory and Title